SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 30, 2003

Key Consumer Receivables LLC (as Depositor) under an Amended and Restated Trust Agreement dated as of August 1, 2003; and

Key Bank USA, National Association (as a Seller and as Master Servicer) under a Sale and Servicing Agreement dated as of August 1, 2003 in connection with the issuance of KeyCorp Student Loan Trust 2003-A Asset Backed Notes.

Key Consumer Receivables LLC Key Bank USA, National Association
(Exact name of registrant as specified in its charter)
United States	333-62624-04	34-1938746 34-1804148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Numbers)

Eleven Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Key Tower, 127 Public Square, Cleveland, Ohio 44114
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:		(216) 828-8122 (216) 689-6300

N/A

(Former name or former address, if changed since last report)

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits

23.1

The Consent of Ernst & Young LLP, independent auditors.

23.2

The Consent of PricewaterhouseCoopers LLP, independent

accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY CONSUMER RECEIVABLES LLC

By:  /s/ Anthony J. Bulic

Name:

Anthony J. Bulic

Title:

Treasurer

KEY BANK USA, NATIONAL ASSOCIATION

By:  /s/ Debra S. Fronius

Name:

Debra S. Fronius

Title:

Vice President

Dated:  July 29, 2003

EXHIBIT  INDEX

Exhibit 23.1

Consent of Ernst & Young LLP

Exhibit 23.2

Consent of PricewaterhouseCoopers LLP